EXHIBIT 99.1

THE WENDY’S COMPANY ANNOUNCES WAIVER BY WENDY’S RESTAURANTS, LLC
OF CONDITION TO TENDER OFFER FOR ITS 10.00% SENIOR NOTES DUE 2016

Dublin, Oh (May 8, 2012) – The Wendy’s Company (the “Company”) announced today that Wendy’s Restaurants, LLC, its wholly-owned subsidiary (“Wendy’s Restaurants”), is waiving a condition to its previously announced tender offer to purchase for cash any and all of its outstanding 10.00% Senior Notes due 2016 (the “Notes”) (CUSIP No. 95058TAB3).  In connection with the tender offer, Wendy’s Restaurants is soliciting consents (“Consents”) from holders of the Notes to certain proposed amendments to the indenture governing the Notes and the Notes (the “Proposed Amendments”).   Wendy’s Restaurants is waiving the “Supplemental Indenture Condition” to the tender offer and consent solicitation (collectively, the “Offer”), which requires that (1) Consents by holders of a majority in aggregate principal amount of the outstanding Notes not owned by Wendy’s Restaurants or any of its affiliates (the “Required Consents”) be received and not validly revoked and (2) the supplemental indenture to amend and supplement the indenture governing the Notes to give effect to the Proposed Amendments be executed by Wendy’s Restaurants and U.S. Bank National Association, as trustee.  Wendy’s Restaurants will continue soliciting Consents from holders of the Notes until the Expiration Date (as defined below). In the event that Wendy’s Restaurants receives the Required Consents, Wendy’s Restaurants and U.S. Bank National Association, as trustee, will execute the supplemental indenture giving effect to the Proposed Amendments, which amendments would become operative when validly tendered Notes are accepted for purchase by Wendy’s Restaurants pursuant to the Offer.

The withdrawal time for the Offer occurred at 5:00 p.m., New York City time, on April 30, 2012.  Notes that were tendered and Consents that were delivered at or prior to the withdrawal time, and Notes that are tendered and Consents that are delivered after the withdrawal time, may not be withdrawn or revoked, except as required by law or in certain other limited circumstances.  The Offer is scheduled to expire at the end of the day, 12:00 midnight, New York City time, on May 14, 2012, unless extended or earlier terminated (the “Expiration Date”).

The Offer is being made in connection with a proposed refinancing of the indebtedness of Wendy’s Restaurants, including the Notes and the indebtedness outstanding under Wendy’s Restaurants’ existing senior secured credit agreement.  Wendy’s Restaurants expects that such indebtedness will be repaid with borrowings under a new senior secured credit agreement to be entered into on or about the payment date for the Offer by Wendy’s International, Inc., a wholly-owned subsidiary of Wendy’s Restaurants.

Consummation of the Offer is subject to the satisfaction or waiver of certain conditions, including, among other things, the completion of the financing transactions referred to above. Wendy’s Restaurants may amend, extend or terminate the Offer in its sole discretion, subject to applicable law.

Any Notes purchased pursuant to the Offer will be cancelled and will cease to be outstanding. Assuming that all remaining conditions to the Offer are satisfied or waived, payment for the Notes validly tendered and not validly withdrawn and accepted for purchase is expected to occur promptly after the Expiration Date.

Notes that are not validly tendered and accepted for purchase in the Offer will remain obligations of Wendy’s Restaurants.  Subject to market conditions and other factors, Wendy’s Restaurants currently intends to redeem any Notes that remain outstanding following consummation of the Offer.

None of Wendy’s Restaurants, the depositary, the information agent, the trustee or the dealer manager and solicitation agent is making any recommendation as to whether holders of Notes should tender their Notes or deliver their Consents in the Offer.  Holders must make their own decisions as to whether to tender their Notes and, if so, the principal amount of their Notes to be tendered.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The Offer is being made solely pursuant to the Offer to Purchase and Consent Solicitation Statement, dated April 17, 2012, and related materials, copies of which have been delivered to all Note holders. Holders are urged to read the Offer documents carefully.  Persons with questions regarding the Offer should contact the Dealer Manager and Solicitation Agent, BofA Merrill Lynch, at (888) 292-0070 (toll-free) or (646) 855-3401 (collect). Requests for copies of the Offer documents, including the Offer to Purchase and Consent Solicitation Statement and the related Letter of Transmittal and Consent, should be directed to the Information Agent, Global Bondholder Services Corporation, at (866) 294-2200 (toll-free) or (212) 430-3774 (collect).

About The Wendy’s Company

The Wendy’s Company (NASDAQ: WEN) is the world’s third largest quick-service hamburger company. The Wendy’s® system includes more than 6,500 franchise and Company restaurants in the United States and 27 countries and U.S. territories worldwide. For more information, visit aboutwendys.com or wendys.com.

Media and Investor Contacts:

John Barker: (614) 764-3044 or john.barker@wendys.com

Dave Poplar: (614) 764-3311 or david.poplar@wendys.com

Forward-Looking Statements

This press release contains certain statements that are not historical facts, including, importantly, information concerning possible or assumed future results of operations of The Wendy’s Company and its subsidiaries (collectively, the “Company”). Those statements, as well as statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). The forward-looking statements are based on our expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed in or implied by our forward-looking statements. For all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in or implied by our forward-looking statements. Such factors, all of which are difficult or impossible to predict accurately, and many of which are beyond our control, include, but are not limited to: (1) changes in the quick-service restaurant industry, such as consumer trends toward value-oriented products and promotions or toward consuming fewer meals away from home; (2) prevailing economic, market and business conditions affecting the Company, including competition from other food service providers, high unemployment and decreased consumer spending levels; (3) the ability to effectively manage the acquisition and disposition of restaurants; (4) cost and availability of capital; (5) cost fluctuations associated with food, supplies, energy, fuel, distribution or labor; (6) the financial condition of our franchisees; (7) food safety events, including instances of food-borne illness involving the Company or its supply chain; (8) conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies, or acts of war or terrorism; (9) the availability of suitable locations and terms for the development of new restaurants; (10) adoption of new, or changes in, laws, regulations or accounting policies and practices; (11) changes in debt, equity and securities markets; (12) goodwill and long-lived asset impairments; (13) changes in the interest rate environment; (14) expenses and liabilities for taxes related to periods up to the date of sale of Arby’s as a result of the indemnification provisions of the Arby’s Purchase and Sale Agreement; and (15) other factors discussed from time to time in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q.

The Company’s franchisees are independent third parties that the Company does not control. Numerous factors beyond the control of the Company and its franchisees may affect new restaurant openings. Accordingly, there can be no assurance that commitments under development agreements with franchisees will result in new restaurant openings.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws. In addition, we do not endorse any projections regarding future performance that may be made by third parties.